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April 11, 2000                                                       Exhibit 5.1


InterMune Pharmaceuticals, Inc.
1710 Gilbreth Road
Suite 301
Burlingame, CA 94010


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by InterMune Pharmaceuticals, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 3,233,834 shares of the Company's Common Stock, $.001 par value (the "Shares"), with respect to (i) 853,834 of the shares issuable pursuant to the Company's 1999 Equity Incentive Plan (the "1999 Incentive Plan") (ii) 2,000,000 of the Shares issuable pursuant to the Company's 2000 Equity Incentive Plan (the "Incentive Plan"); (iii) 180,000 of the Shares issuable pursuant to the Company's 2000 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan") and (iv) 200,000 of the Shares issuable pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Employee Purchase Plan")

In connection with this opinion, we have examined the Registration Statement and related prospectus, the Company's Certificate of Incorporation, as amended, and Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 1999 Incentive Plan, the Incentive Plan, the Non-Employee Directors' Plan, the Employee Purchase Plan, and the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By:   /s/ Alan C. Mendelson
    ----------------------------------
      Alan C. Mendelson, Esq.